Exhibit 15.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230431) of Viomi Technology Co., Ltd of our report dated April 22, 2026 relating to the financial statements, which appears in this Form 20-F.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

San Mateo, California

April 22, 2026